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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 18, 2005
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On February 18, 2005, in connection with its previously announced $50,000,000 share repurchase program, Overstock.com, Inc. (the "Company") entered into a generally non-binding term sheet with Lehman Brothers OTC Derivatives Inc. ("Lehman Brothers OTC"). The term sheet contemplates a series of structured stock repurchase transactions between the Company and Lehman Brothers OTC that will allow the Company to determine, in advance, the prices at which it may repurchase up to 1,000,000 shares of its common stock in transactions to be effected by Lehman Brothers OTC from time to time. Although the term sheet does not require the Company to enter into any of the contemplated transactions, it does require the Company to indemnify Lehman Brothers OTC against losses, claims, damages, liabilities and expenses Lehman Brothers OTC incurs under certain circumstances if the Company (i) does not enter into the transactions contemplated by the term sheet, including the cost to Lehman Brothers OTC of unwinding any hedging transactions Lehman Brothers OTC may enter into in preparation for the execution of the transactions contemplated by the term sheet, or (ii) fails to execute definitive documentation relating to the transactions. The obligations of Lehman Brothers OTC are guaranteed by Lehman Brothers Holdings Inc.

        On February 18, 2005 and February 22, 2005 the Company entered into several structured stock repurchase transactions with Lehman Brothers OTC as contemplated by the term sheet and by discussions between the Company and Lehman Brothers OTC, pursuant to which the Company may be required to purchase up to a maximum of 750,000 shares of its common stock at certain settlement dates. In connection with these repurchase transactions, the Company has provided approximately $30.8 million to Lehman Brothers OTC. Upon settlement, we will either have our capital investment returned with a premium or receive shares of our common stock, depending on whether the market price of our common stock is above or below a pre-determined price agreed in connection with each such transaction.

        To the extent that Lehman Brothers OTC delivers shares of common stock to the Company as a result of the transactions described above, the aggregate amount the Company pays or paid to Lehman Brothers OTC for the repurchase of the shares as a result of these transactions will reduce the amount the Company might otherwise have spent to directly repurchase shares from time to time under its stock repurchase program.

        The Company has previously entered into unrelated agreements with Lehman Brothers Inc. in connection with debt and equity financings.

Item 9.01 Financial Statements and Exhibits

(c)
Exhibits.

Exhibit 99.1 Term sheet executed February 18, 2005 with Lehman Brothers OTC Derivatives Inc.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Vice President, Finance
Date:	February 24, 2005

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
SIGNATURE